Exhibit 32.1

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350
AS ADOPTED PURSUANT TO SECTION 906
OF THE SARBANES-OXLEY ACT OF 2002

Each of the undersigned hereby certifies, for the purposes of 18 U.S.C. Section 1350, in his capacity as an officer of Physicians Realty Trust (the “Company”), that, to such person’s knowledge:

1.                                      the Quarterly Report on Form 10-Q of the Company for the fiscal quarter ended June 30, 2015, as filed with the Securities and Exchange Commission (the “Report”), fully complies with the requirements of Section 13(a) or Section 15(d), as applicable, of the Securities Exchange Act of 1934, as amended; and

2.                                      the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: August 10, 2015	/s/ John T. Thomas
John T. Thomas
Chief Executive Officer and President (Principal Executive Officer)

/s/ Jeffrey N. Theiler
Jeffrey N. Theiler
Executive Vice President and Chief Financial Officer (Principal Financial Officer)

This certification is not deemed to be “filed” for purposes of section 18 of the Securities Exchange Act of 1934, or otherwise subject to the liability of that section. This certification is not deemed to be incorporated by reference into any filing under the Securities Act of 1933 or Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates it by reference.